UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2017, Orexigen Therapeutics, Inc. (the “Company”) received written notification from Nasdaq indicating that, based upon its review for the last 30 consecutive business days, the Company did not meet the continuing listing requirements of Nasdaq Marketplace Rule 5450(b)(2)(A), which requires that the Company maintain a minimum market value of its listed securities of at least $50,000,000. Nasdaq also informed the Company that it did not meet the alternative continued listing standards based on minimum stockholders’ equity or total assets/total revenue.

The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market.

Under Nasdaq’s Listing Rules, the Company will have 180 calendar days from the date of the notification to regain compliance. If, at any time during this period, the market value of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days, the Company will regain compliance with this requirement. If the Company is unable to regain compliance during the 180-day period, the Company will receive an additional notification that its securities are subject to delisting. The Company could, at that time, request a hearing to remain on the Nasdaq Global Market, which request will ordinarily suspend such delisting determination until a decision is made by Nasdaq subsequent to the hearing. Alternatively, the Company could apply for listing on the Nasdaq Capital Market, provided it meets the continued listing requirements of that market. There can be no assurances, however, that the Company will be successful in regaining compliance with the continued listing requirements and maintaining its listing of the Company’s common stock on the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 30, 2017	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	EVP, General Counsel and Secretary